UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016 (June 17, 2016)
THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 17, 2016, the J.G. Wentworth Company (the “Company”) provided notice that its common stock had been approved for and would begin trading on the OTCQX® Market (“OTCQX”), operated by OTC Markets Group Inc., and expects its common stock to begin trading on the OTCQX effective June 20, 2016 under its new trading symbol “JGWE”. This transition is occurring because the Company received written notice on June 17, 2016 from the New York Stock Exchange (“NYSE”) that the NYSE would be commencing proceedings to delist the Company’s common stock from the NYSE because the Company was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual requiring listed companies to maintain an average global market capitalization over a consecutive 30-day trading period of at least $15.0 million, and as a result, the NYSE suspended trading of the Company’s common stock at the close of trading on June 17, 2016.
Eligibility for trading on the OTCQX requires that the Company continue to file periodic and other reports with the Securities and Exchange Commission under applicable federal and securities laws.
Item 7.01 Regulation FD Disclosure.
On June 17, 2016, the Company issued a press release announcing this item. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 17, 2016 issued by The J.G. Wentworth Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & Chief Legal Officer

Dated: June 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 17, 2016, issued by The J.G. Wentworth Company

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